As filed with the Securities and Exchange Commission on May 20, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNRISE TELECOM INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0291197
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

302 Enzo Drive, San Jose, California 95138

(Address of Principal Executive Offices)

Sunrise Telecom Incorporated

2000 Stock Plan

2000 Employee Stock Purchase Plan

(Full Title of the Plans)

Paul Ker-Chin Chang

Chief Executive Officer and President

Sunrise Telecom Incorporated

302 Enzo Drive

San Jose, California 95138

(Name and Address of Agent For Service)

(408) 363-8000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Kirk O. Williams, Esq. Vice President, General Counsel and Secretary Sunrise Telecom Incorporated 302 Enzo Drive San Jose, California 95138 (408) 360-1944	William Schreiber, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 335-7855

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share	200,000 shares	(3)	$1.630	$326,000	$38.37
Common Stock, par value $.001 per share	300,000 shares	(4)	$1.386	$415,800	$48.94

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. Includes 200,000 additional shares to be registered under the 2000 Stock Plan and 300,000 additional shares to be registered under the 2000 Employee Stock Purchase Plan.
(2)	The estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) on the basis of $1.630 per share, the average of the high and low price of the Common Stock on the NASDAQ National Market on May 13, 2005. For the 2000 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under such plan.
(3)	Represents 200,000 additional shares to be registered under the 2000 Stock Plan. Shares available for issuance under the 2000 Stock Plan were initially registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2000 (Registration No. 333-43270).
(4)	Represents 300,000 additional shares to be registered under the 2000 Employee Stock Purchase Plan. Shares available for issuance under the 2000 Employee Stock Purchase Plan were initially registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2000 (Registration No. 333-43270).

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on August 8, 2000 (Registration No. 333-43270).

Item 8. Exhibits.

Exhibit Number	Name
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Registrant’s Report on Form 10-K dated March 16, 2001).

4.2	Amended and Restated Bylaws (Incorporated by reference from Exhibit 3.2 to Registrant’s Report on Form 10-K dated March 16, 2001).

4.3	Form of 2000 Stock Plan, as amended, together with the form of Notice of Grant and Stock Option Agreement.

4.4	2000 Employee Stock Purchase Plan (incorporated by reference from Exhibit No. 10.8 to Registrant’s Registration Statement No. 333-32070 on Form S-1/A filed with the SEC on July 10, 2000).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of KPMG LLP Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is included on the signature page of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 20th day of May, 2005.

SUNRISE TELECOM INCORPORATED
(Registrant)

By:	/s/ Paul Ker-Chin Chang
Paul Ker-Chin Chang President and Chief Executive Officer

POWER OF ATTORNEY

KNOW	BY ALL PERSONS BY THESE PRESENTS,

That each person whose signature appears below hereby constitutes and appoints Paul Ker-Chin Chang and Paul A. Marshall, and each of them acting individually, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all of his or her capacity, to execute a Registration Statement or Registration Statements on Form S-8 under the Securities Act of 1933, as amended, relating to a total of 500,000 shares of Common Stock that are issuable under the Sunrise Telecom Incorporated 2000 Stock Plan and 2000 Employee Stock Purchase Plan (the “Plans”) and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, and ratify and confirm all that such attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof, and hereby consents to such registration of the Shares and the issuance thereof pursuant to the terms of the Plan.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul Ker-Chin Chang Paul Ker-Chin Chang	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2005

/s/ Paul A. Marshall Paul A. Marshall	Director, Chief Operating Officer	May 20, 2005

/s/ Richard Kent Richard Kent	Chief Financial Officer (Principal Accounting Officer)	May 20, 2005

/s/ Robert C. Pfeiffer Robert C. Pfeiffer	Director	May 20, 2005

/s/ Patrick Peng-Koon Ang Patrick Peng-Koon Ang	Director	May 20, 2005

/s/ Henry P. Huff Henry P. Huff	Director	May 20, 2005

/s/ Jennifer J. Walt Jennifer J. Walt	Director	May 20, 2005

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EXHIBIT INDEX

Exhibit Number	Name
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Registrant’s Report on Form 10-K dated March 16, 2001).

4.2	Amended and Restated Bylaws (Incorporated by reference from Exhibit 3.2 to Registrant’s Report on Form 10-K dated March 16, 2001).

4.3	Form of 2000 Stock Plan, as amended, together with the form of Notice of Grant and Stock Option Agreement.

4.4	2000 Employee Stock Purchase Plan (incorporated by reference from Exhibit No. 10.8 to Registrant’s Registration Statement No. 333-32070 on Form S-1/A filed with the SEC on July 10, 2000).

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of KPMG LLP Independent Registered Public Accounting Firm.

23.2	Consent of Fenwick & West LLP is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is included on the signature page of this Registration Statement.

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